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245 Summer Street, Boston, MA 02210

Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed information statement provides important information regarding new managers that have been appointed to some of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements made by your Investment Team at Strategic Advisers, Inc. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you. Should you have any questions, please call the appropriate number listed below.

•	For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday-Friday, 8 a.m. to 7 p.m. Eastern time, (Strategic Advisers® Small-Mid Cap Fund).

•	For workplace participants [401(k), 403(b), or 457(b) accounts]: Please call 1-800-835-5095 (Strategic Advisers® Small-Mid Cap Multi-Manager Fund).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

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IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS SMALL-MID CAP FUND

STRATEGIC ADVISERS SMALL-MID CAP MULTI-MANAGER FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455 (SMALL-MID CAP FUND)

1-800-835-5095 (SMALL-MID CAP MULTI-MANAGER FUND)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about August 8, 2016 to shareholders of record as of July 18, 2016. This Information Statement is intended to inform you that a new sub-adviser has been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on June 7, 2016 of the following sub-advisory arrangements:

Fund	Sub-Adviser
Strategic Advisers® Small-Mid Cap Fund (Small-Mid Cap Fund)	Victory Capital Management Inc. (Victory Capital)
Strategic Advisers Small-Mid Cap Multi-Manager Fund (Small-Mid Cap Multi-Manager Fund)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint Victory Capital as a sub-adviser for each Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this information statement. Shares of the Small-Mid Cap Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Small-Mid Cap Multi-Manager Fund generally are available only through a retirement account or through an investment professional.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940 (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed Victory Capital as a sub-adviser to each Fund and approved each Agreement at an in-person meeting on June 7, 2016. Victory Capital acquired RS Investment Management Co. LLC (RS), an existing sub-adviser to each Fund, on or about July 29, 2016. As a result of the acquisition RS’ investment personnel, including the RS portfolio managers who manage RS’ portion of the Small-Mid Cap Fund’s assets, and certain other key employees became employees of Victory Capital and continue to provide the same services to the funds under new sub-advisory agreements with Victory Capital. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the approval of each sub-advisory agreement with Victory Capital was in the best interests of each Fund and its shareholders. Victory Capital has not currently been allocated a portion of the Small-Mid Cap Multi-Manager Fund’s assets to manage.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund’s investment objective, policies and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Small-Mid Cap Fund	March 4, 2010	August 20, 2010
Small-Mid Cap Multi-Manager Fund	December 1, 2011	December 19, 2011

The management contract for each Fund was most recently renewed by the Board, including a majority of the Independent Trustees, on September 16, 2015. Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund’s records; maintaining the registration and qualification of the Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fee, pay-able monthly, to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Small-Mid Cap Fund through the expiration date shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of each Fund will not exceed the rates shown in the table below.

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Small-Mid Cap Fund	0.25%	1.10%	September 30, 2018
Small-Mid Cap Multi-Manager Fund	0.30%A	1.15%	—

A	Strategic Advisers has voluntarily agreed to waive 0.01% of the Fund’s management fee. This arrangement may be discontinued by Strategic Advisers at any time.

In addition, Strategic Advisers has agreed to reimburse the Retail Class, Class F, Class L, and Class N of the Small-Mid Cap Multi-Manager Fund to the extent that total operating expenses (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of their average net assets, exceed the rates shown in the following table.

Fund	Class	Expense Cap	Expiration Date
Small-Mid Cap Multi-Manager Fund	Retail Class	1.15%	April 30, 2018
	Class F	1.05%A	N/A
	Class L	1.15%	April 30, 2018
	Class N	1.40%	April 30, 2018

A	The expense cap for Class F is voluntary and may be discontinued by Strategic Advisers at any time.

Strategic Advisers may not discontinue or modify the management fee waiver and expense reimbursement arrangements above prior to their expiration dates without the approval of the Board of Trustees, except the voluntary 0.01% management fee waiver and expense reimbursement arrangement for Class F of the Small-Mid Cap Multi-Manager Fund. The addition of Victory Capital will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to Victory Capital, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Small-Mid Cap Fund	Advisory Research, Inc. (ARI); AllianceBernstein L.P. (AB); Arrowpoint Asset Management, LLC (Arrowpoint); The Boston Company Asset Management, LLC (TBCAM); FIAM LLC (FIAM) (formerly Pyramis Global Advisors, LLC); Fisher Investments; Invesco Advisers, Inc. (Invesco); J.P. Morgan Investment Management Inc. (JPMorgan); Kennedy Capital Management, Inc. (Kennedy Capital); Neuberger Berman Investment Advisers LLC (NBIA); Portolan Capital Management, LLC (Portolan); Systematic Financial Management, L.P. (Systematic)
Small-Mid Cap Multi- Manager Fund

FIAM is an affiliate of Strategic Advisers. FIAM has not currently been allocated a portion of the Small-Mid Cap Fund’s assets to manage. AB, ARI, FIAM, Fisher Investments, Invesco, Kennedy Capital, and NBIA have not currently been allocated a portion of the Small-Mid Cap Multi-Manager Fund’s assets to manage.

The following table shows management fees paid by the Funds to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Funds’ sub-advisers during the fiscal period ended February 29, 2016.

Fund	Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersB	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub- Advisers as a % of Average Net Assets of the Fund
Small-Mid Cap Fund	$21,925,409	0.31%	$21,927,888	0.31%
Small-Mid Cap Multi-Manager Fund	$260,696	0.77%	$163,225	0.49%

A	After waivers reducing management fees in the amount of $17,774,194 for the Small-Mid Cap Fund and $3,360 for the Small-Mid Cap Multi-Manager Fund.

B	Differences between the amount of the management fees paid by the Funds to Strategic Advisers and the aggregate amount of sub-advisory fees paid by Strategic Advisers to sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH VICTORY CAPITAL

On June 7, 2016, pursuant to the “managers of managers” arrangement, the Board of Trustees approved separate investment advisory agreements with Victory Capital on behalf of each Fund. Pursuant to each Agreement, Victory Capital has day-to-day responsibility for choosing investments for the portion of assets of each Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments. Victory Capital has not currently been allocated a portion of the Small-Mid Cap Multi-Manager Fund’s assets to manage.

Pursuant to the Agreements, Victory Capital provides a program of continuous investment management for the portion of each Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, each Fund, the Board, or Strategic Advisers may impose. Victory Capital will vote each Fund’s proxies in accordance with the sub-adviser’s proxy voting policies as approved by the Board. Strategic Advisers has granted Victory Capital authority to invest and reinvest the assets of each Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of each Fund, Strategic Advisers pays Victory Capital a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days’ written notice to the sub-adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by the sub-adviser upon ninety days’ written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

The terms of each Agreement with Victory Capital are identical to the terms of the existing agreements with RS, which automatically terminated upon the acquisition of RS by Victory Capital.

INFORMATION ABOUT VICTORY CAPITAL

Victory Capital’s main office is located at 4900 Tiedeman Road, Brooklyn, Ohio, 44144. Victory Capital is not affiliated with Strategic Advisers. Victory Capital manages its portion of the Small-Mid Cap Fund’s assets through its investment franchise, RS Investments.

Investment Process

RS Investments personnel will continue to provide the same investment advisory services to the Small-Mid Cap Fund using the RS Small-Mid Cap Growth Strategy. The RS Small-Mid Cap Growth strategy typically invests in a portfolio of small- and mid-capitalization growth-orientated companies. The RS Small-Mid Cap Growth strategy invests principally in equity securities of companies with market capitalizations (at the time of purchase) of $8 billion or 120% of the market capitalization of the largest company included in the Russell 2500® Index on the last day of the most recent quarter (currently, approximately $17.9 billion, based on the size of the largest company in the Index on March 31, 2016), whichever is greater. The strategy may hold investments in companies whose market capitalizations fall outside of the preceding parameters due to changes in values of those companies after the strategy’s purchase of their securities. The RS Small-Mid Cap Growth strategy typically invests most of if its assets in equity securities of U.S. companies but may also invest any portion of its assets in foreign securities.

The RS Investments team employs both fundamental analysis and quantitative screening in seeking to identify companies that the investment team believes will produce sustainable earnings growth over a multi-year horizon. Investment candidates typically exhibit some or all of the following key criteria: strong organic revenue growth, expanding margins and profitability, innovative products or services, defensible competitive advantages, growing market share, and experienced management teams. Valuation is an integral part of the investment process and purchase decisions are based on the investment team’s expectation of the potential reward relative to risk of each security based in part on the investment team’s proprietary earnings calculations.

Portfolio Manager(s)

Stephen J. Bishop, Co-Manager

Stephen J. Bishop will continue to serve as co-manager for Victory Capital’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2013. Mr. Bishop has been a member of the RS Growth Team since 1996. Mr. Bishop joined RS in 1996, which was acquired by Victory Capital in 2016. Mr. Bishop has been portfolio manager and analyst of RS Technology strategy since 2001, and co-portfolio manager of RS Small Cap Growth strategy and RS Small-Mid Cap Growth strategy since 2007, of RS Mid Cap Growth strategy since 2008, and of RS Large Cap Growth strategy since May 2009. He also co-manages separate accounts. Mr. Bishop joined RS in 1996 as a research analyst primarily covering the technology sector. Prior to joining the firm, he worked as an analyst in the corporate finance department of Dean Witter Reynolds, Inc., for two years. Mr. Bishop holds a B.A. in economics from the University of Notre Dame and an M.B.A. from Harvard Business School.

Melissa Chadwick-Dunn, Co-Manager

Melissa Chadwick-Dunn will continue to serve as co-manager for Victory Capital’s portion of the Small-Mid Cap Fund’s assets, which she has managed since 2013. Ms. Chadwick-Dunn has been a member of the RS Growth Team since 2001. Ms. Chadwick-Dunn joined RS in 2001, which was acquired by Victory Capital in 2016. Ms. Chadwick-Dunn has been a co-portfolio manager and analyst of RS Small Cap Growth strategy and RS Small-Mid Cap Growth strategy since 2007, of RS Mid Cap Growth strategy since 2008, and of RS Large Cap Growth strategy since May 2009. Before joining RS in 2001, she was an equity analyst at Putnam Investments for two years, covering international small-cap stocks. Prior to that, she spent four years in investment banking, working on corporate finance and mergers-and-acquisition transactions for Lehman Brothers and McDaniels S.A. Ms. Chadwick-Dunn holds a B.A. in economics and an M.A. in international relations from the University of Chicago and an M.B.A. from the Wharton School of Business.

Christopher W. Clark, Co-Manager

Christopher W. Clark will continue to serve as co-manager for Victory Capital’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2014. Mr. Clark has been a member of the RS Growth Team since 2007. Mr. Clark joined RS in 2007, which was acquired by Victory Capital in 2016. Mr. Clark has been a co-portfolio manager and analyst of the RS Small Cap Growth, RS Small-Mid Cap Growth, RS Mid Cap Growth and RS Large Cap Growth strategies since 2014. Prior to joining RS in 2007, Mr. Clark was a research associate at TIAA-CREF for three years, focusing on global portfolio management and the healthcare sector. He has also served as a research assistant at Dresdner RCM Global Investors. Mr. Clark holds a B.A. in economics from the University of Virginia. Mr. Clark is a CFA Charterholder.

D. Scott Tracy, Co-Manager

D. Scott Tracy will continue to serve as co-manager for Victory Capital’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2013. Mr. Tracy has been a member of the RS Growth Team since 2001. Mr. Tracy joined RS in 2001, which was acquired by Victory Capital in 2016. Mr. Tracy has been a co-portfolio manager and analyst of RS Small Cap Growth strategy and RS Small-Mid Cap Growth strategy since 2007, of RS Mid Cap Growth strategy since 2008, and of RS Large Cap Growth strategy since May 2009. Prior to joining RS in 2001, he spent three years at Shoreline Investment Management, the in-house asset management arm of Hewlett-Packard, where his research focus included technology and industrial companies. He has also served as an equity analyst at Montgomery Securities. Mr. Tracy holds a B.A. in history from Trinity College and an M.B.A. from the University of California at Berkeley. Mr. Tracy is a CFA Charterholder.

Directors and Officers

The following are the directors, officers, and control persons of Victory Capital. Unless otherwise noted, the address of each is 4900 Tiedeman Road, Brooklyn, Ohio, 44144.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
David C. Brown	Chairman, Director and Chief Executive Officer
Kelly S. Cliff	Director and President, Investment Franchises
Michael D. Policarpo, II	Director, Chief Financial Officer, Chief Operating Officer, and Treasurer
Nina Gupta	Director, General Counsel, and Secretary
Victory Capital Holdings, Inc. (VCH)	Indirectly owns 100% of the outstanding voting securities of Victory Capital

Victory Capital is a New York corporation registered as an investment adviser with the SEC. Victory Capital is an indirect wholly-owned subsidiary of VCH. A majority interest in VCH is owned by Crestview Partners II, L.P. and its affiliated funds (together, “Crestview”) with the remaining portion owned by Victory Capital employees and a limited number of outside investors. Victory Capital operates as a multi-boutique asset manager comprised of multiple investment teams, referred to as “investment franchises,” each of which utilizes an independent approach to investing. RS Investments, which Victory Capital acquired in 2016, is the investment franchise responsible for managing a portion of the Small-Mid Cap Fund’s assets. As of March 31, 2016,

Victory Capital and its affiliates managed and advised assets totaling in excess of $33.5 billion for numerous clients including large corporate and public retirement plans, Taft-Hartley plans, foundations and endowments, high net worth individuals and mutual funds.

Victory Capital also acts as investment adviser or sub-adviser to other registered investment companies set forth below, which have similar investment objectives as the sleeve of the Small-Mid Cap Fund allocated to Victory Capital:

Fund	Net Assets (as of May 31, 2016)
RS Select Growth Fund	$604 million

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of Victory Capital.

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

On June 7, 2016, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve the Agreements with Victory Capital for each Fund, which would take effect upon the consummation of a transaction pursuant to which Victory Capital will acquire RS, a sub-adviser to each Fund (Transaction). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of each Agreement.

In considering whether to approve the Agreements, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of each Agreement is in the best interests of each Fund and its shareholders and that the approval of each such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under each Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a Fund may invest. The Board’s decision to approve each Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board.

Nature, Extent, and Quality of Services Provided. The Board considered that the Transaction will not result in any changes to the investment personnel that currently provide services to each Fund and that, after the Transaction closes, the same investment advisory personnel will continue to provide services to each Fund as employees of Victory Capital. The Board noted that it reviewed information regarding the backgrounds of RS’ investment personnel, and also took into consideration each Fund’s investment objective, strategies and related investment philosophy, in connection with the annual renewal of the current sub-advisory agreements with RS (Current Sub-Advisory Agreements) at its September 2015 Board meeting. The Board also considered RS’ and Victory Capital’s representation that the Transaction will not result in any changes to the nature, extent and quality of services provided to each Fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the portfolio manager compensation structure for Victory Capital’s investment staff and whether this structure provides appropriate incentives to act in the best interests of each Fund, the investment staff’s use of technology, and Victory Capital’s approach to managing investment personnel, including Victory Capital’s investment franchises. The Board noted that Victory Capital and RS have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered Victory Capital’s trading capabilities and resources, which are integral parts of the investment management process.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be provided by Victory Capital under each Agreement and (ii) the resources to be devoted to each Fund’s compliance policies and procedures.

Investment Performance. The Board did not consider performance to be a material factor in its decision to approve each Agreement because each Agreement would not result in any changes to each Fund’s investment processes or strategies or in the persons primarily responsible for the day-to-day management of each Fund. The Board noted that it reviewed the historical investment performance of RS, on behalf of each Fund, in connection with the renewal of the Current Sub-Advisory Agreements at its September 2015 meeting.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to each Fund under each Agreement should benefit each Fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board considered that each Agreement would not result in any changes to the amount and nature of fees that are currently paid by Strategic Advisers to RS under the Current Sub-Advisory Agreements and that will be paid to Victory Capital under each Agreement, pursuant to the identical fee schedule. The Board also considered that each Agreement will not have any impact on Strategic Advisers’ portion of each Fund’s management fee, each Fund’s maximum aggregate annual management fee rate, Strategic Advisers’ contractual management fee waiver for the Small-Mid Cap Fund, Strategic Advisers’ expense reimbursement arrangements for each class of the Small-Mid Cap Multi-Manager Fund, or total fund expenses.

Based on its review, the Board concluded that each Fund’s management fee structure and total expenses continue to bear a reasonable relationship to the services that each Fund and its shareholders will receive and the other factors considered.

Because the Agreements were negotiated at arm’s length and will have no impact on the maximum management fees payable by each Fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and the profitability of the relationship with the Funds to Strategic Advisers to be significant factors in its decision to approve the Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the Funds, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of each Fund’s advisory agreement with Strategic Advisers. With respect to Victory Capital, the Board considered management’s representation that it does not anticipate that the hiring of Victory Capital will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the Funds during its annual renewal of each Fund’s advisory agreement with Strategic Advisers and each Fund’s sub-advisory agreements. The Board noted that each Agreement will continue to provide for identical breakpoints that have the potential to reduce sub-advisory fees paid to Victory Capital as assets allocated to Victory Capital grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that each Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that each Agreement should be approved because the agreement is in the best interests of the Fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a Fund may invest. In addition, the Board concluded that the approval of each Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation (FDC), the Funds’ principal underwriter and distribution agent, is 100 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Funds through the fiscal period ended February 29, 2016 for the Small-Mid Cap and Small-Mid Cap Multi-Manager Funds:

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Small-Mid Cap Fund	ICMI/ITG	Invesco	Invesco	$ 1,172	0.02%
	Luminex	FMR LLC/Strategic Advisers	Invesco	$ 60	0.00%
	Fidelity Capital Markets	FMR LLC/Strategic Advisers	Kennedy Capital	$ 979	0.02%
	Fidelity Capital Markets	FMR LLC/Strategic Advisers	TBCAM	$14,304	0.23%
	Luminex	FMR LLC/Strategic Advisers	TBCAM	$ 178	0.00%
	Fidelity Capital Markets	FMR LLC/Strategic Advisers	AB	$ 6,759	0.11%
	Luminex	FMR LLC/Strategic Advisers	AB	$ 10	0.00%

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Small-Mid Cap Multi-Manager Fund	Invesco	Invesco	Invesco	$ 12	0.02%
	Luminex	FMR LLC/Strategic Advisers	Invesco	$ 0	0.00%
	Fidelity Capital Markets	FMR LLC/Strategic Advisers	Kennedy Capital	$ 6	0.01%
	Fidelity Capital Markets	FMR LLC/Strategic Advisers	TBCAM	$ 122	0.21%
	Luminex	FMR LLC/Strategic Advisers	TBCAM	$ 1	0.00%

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of May 31, 2016:

Fund	Shares Outstanding
Small-Mid Cap Fund	563,252,455
Small-Mid Cap Multi-Manager Fund	1,263,723

As of May 31, 2016, the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of each Fund’s outstanding shares.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of each Fund as of May 31, 2016, was as follows:

Class Name	Owner Name	City	State	Ownership %
Strategic Advisers Small-Mid Cap Multi-Manager Fund*	FIMM LLC	Boston	MA	81.19%
Strategic Advisers Small-Mid Cap Multi-Manager Fund*	FMR LLC	Boston	MA	9.84%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2020 Fund	Boston	MA	15.60%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2035 Fund	Boston	MA	11.70%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2045 Fund	Boston	MA	9.87%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	FIMM LLC	Boston	MA	9.32%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2025 Fund	Boston	MA	8.73%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2050 Fund	Boston	MA	8.68%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2055 Fund	Boston	MA	8.38%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2030 Fund	Boston	MA	8.35%

Class Name	Owner Name	City	State	Ownership %
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2040 Fund	Boston	MA	5.74%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Fidelity Multi-Manager 2015 Fund	Boston	MA	5.72%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class L	FIMM LLC	Boston	MA	100%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class N	FIMM LLC	Boston	MA	99.98%

*	The ownership information shown above is for a class of shares of the fund.

As of May 31, 2016, approximately 73.13% of the Small-Mid Cap Multi-Manager Fund’s total outstanding shares was held of record and/or beneficially by FIMM LLC, Boston, MA.

A shareholder owning of record or beneficially more than 25% of a fund’s outstanding shares may be considered a controlling person. That shareholder’s vote could have a more significant effect on matters presented at a shareholders’ meeting than votes of other shareholders.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 (Small-Mid Cap Fund) or 1-800-835-5095 (Small-Mid Cap Multi-Manager Fund) or write to Fidelity Distributors Corporation at 100 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem St., Smithfield, RI, 02917, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

The third-party marks appearing above are the marks of their respective owners.

Strategic Advisers is a registered service mark of FMR LLC. © 2016 FMR LLC. All rights reserved.

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